PAINEWEBBER INDEX TRUST
	AMENDED AND RESTATED TRUST INSTRUMENT
	May 13, 1999

TABLE OF CONTENTS
PAGE
ARTICLE I
DEFINITIONS
ARTICLE II
TRUSTEES
Section 1. Management of the Trust.
Section 2. Initial Trustees; Number and Election of
Trustees.
Section 3. Term of Office.
Section 4. Vacancies; Appointment of Trustees.
Section 5. Temporary Vacancy or Absence.
Section 6. Chairman.
Section 7. Action by the Trustees.
Section 8. Ownership of Trust Property.
Section 9. Effect of Trustees Not Serving.
Section 10. Trustees, etc. as Shareholders.
ARTICLE III
POWERS OF THE TRUSTEES
Section 1. Powers.
Section 2. Certain Transactions.
ARTICLE IV
SERIES; CLASSES; SHARES
Section 1. Establishment of Series or Class.
Section 2. Shares.
Section 3. Investment in the Trust.
Section 4. Assets and Liabilities of Series.
Section 5. Ownership and Transfer of Shares.
Section 6. Status of Shares; Limitation of Shareholder
Liability.
ARTICLE V
DISTRIBUTIONS AND REDEMPTIONS
Section 1. Distributions.
Section 2. Redemptions.
Section 3. Determination of Net Asset Value.
Section 4. Suspension of Right of Redemption.
Section 5. Redemptions Necessary for Qualification as
Regulated Investment Company.
ARTICLE VI
SHAREHOLDERS' VOTING POWERS AND MEETINGS
Section 1. Voting Power.
Section 2. Meetings of Shareholders.
Section 3. Quorum; Required Vote.
ARTICLE VII
CONTRACTS WITH SERVICE PROVIDERS
Section 1. Investment Adviser.
Section 2. Principal Underwriter.
Section 3. Transfer Agency, Shareholder Services, and Administration Agreements.
Section 4. Custodian.
Section 5. Parties to Contracts with Service
Providers.
Section 6. Requirements of the 1940 Act.
ARTICLE VIII
EXPENSES OF THE TRUST AND SERIES
ARTICLE IX
LIMITATION OF LIABILITY AND INDEMNIFICATION
Section 1. Limitation of Liability.
Section 2. Indemnification.
Section 3. Indemnification of Shareholder.
ARTICLE X
MISCELLANEOUS
Section 1. Trust Not a Partnership.
Section 2. Trustee Action; Expert Advice;
No Bond or Surety.
Section 3. Record Dates.
Section 4. Termination of the Trust.
Section 5. Reorganization.
Section 6. Trust Instrument.
Section 7. Applicable Law.
Section 8. Amendments.
Section 9. Fiscal Year.
Section 10. Severability.


PAINEWEBBER INDEX TRUST
TRUST INSTRUMENT
	This AMENDED AND RESTATED TRUST
INSTRUMENT is adopted on May 13, 1999,
with respect to the business trust established
by the Trustees on May 27, 1997, to establish
a business trust for the investment and
reinvestment of funds contributed to the
Trust by investors.  The Trustees declare
that all money and property contributed to
the Trust shall be held and managed in trust
pursuant to this Trust Instrument.  The
name of the Trust created by this Trust
Instrument is PaineWebber Index Trust.
ARTICLE I
DEFINITIONS
Unless otherwise provided or required by the context:
(a)	"By-laws" means the By-laws of the Trust adopted
	by the Trustees, as amended from time to time;
(b)	"Class" means a class of Shares in a Series
	established pursuant to Article IV;
(c)	"Commission," "Interested Person," and
	"Principal Underwriter" have the meanings
	provided in the 1940 Act;
(d)	"Covered Person" means a person so defined in
	Article IX, Section 2;
(e)	"Delaware Act" means Chapter 38 of Title 12
	of the Delaware Code entitled "Treatment of
	Delaware Business Trusts," as amended from
	time to time;
(f)	"Majority Shareholder Vote" means "the vote
	of a majority of the outstanding voting
	securities" as defined in the 1940 Act;
(g)	"Net Asset Value" means the net asset value
	of each Series of the Trust, determined as
	provided in Article V, Section 3;
(h)	"Registered Investment Company" means a company
	registered as a management investment company
	under the 1940 Act.
(i)	"Outstanding Shares" means Shares shown on the
	books of the Trust or its transfer agent as then
	issued and outstanding, but does not include
	Shares which have been repurchased or redeemed
	by the Trust;
(j)	"Series" means a series of Shares established
	pursuant to Article IV;
(k)	"Shareholder" means a record owner of Outstanding
	Shares;
(l)	"Shares" means the equal proportionate
	transferable units of interest into which the
	beneficial interest of each Series or Class is
	divided from time to time (including whole
	Shares and fractions of Shares);
	(m)	"Trust" means PaineWebber Index Trust
	established hereby, and reference to the Trust,
	when applicable to one or more Series, refers
	to that Series;
(n)	"Trustees" means the persons who have signed
	this Trust Instrument, so long as they shall continue
	in office in accordance with the terms hereof, and
	all other persons who may from time to time be duly
	qualified and serving as Trustees in accordance with
	Article II, in all cases in their capacities as
	Trustees hereunder;
(o)	"Trust Property" means any and all property, real
	or personal, tangible or intangible, which is owned
	or held by or for the Trust or any Series or the
	Trustees on behalf of the Trust or any Series; and
(p)	The "1940 Act" means the Investment Company Act of
	1940, as amended from time to time.
ARTICLE II
TRUSTEES
	Section 1.	Management of the Trust.
	The business and affairs of the Trust shall be
	managed by or under the direction of the Trustees, and
	they shall have all powers necessary or desirable to carry
	out that responsibility.  No Shareholder shall have any
	right to conduct any Trust business solely by reason of
	being a Shareholder. The Trustees may execute all instruments and take all action they deem necessary or desirable to
	promote the interests of the Trust.  Any determination
	made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.
	Section 2.	Initial Trustees; Number and
	Election of Trustees.
The initial Trustees shall be the persons initially signing
	this Trust Instrument.  The number of Trustees
	(other than the initial Trustees) shall be fixed
	from time to time by a majority of the Trustees;
	provided, that there shall be at least two (2)
	Trustees.  The Shareholders shall elect the
	Trustees (other than the initial Trustees) on
	such dates as the Trustees may fix from time to time.
	Section 3.	Term of Office.
Each Trustee shall hold office for life or until his or her
	successor is elected or the Trust terminates; except
	that (a) any Trustee may resign by delivering to the
	other Trustees or to any Trust officer a written
	resignation effective upon such delivery or a later
	date specified therein; (b) any Trustee may be removed
	with or without cause at any time by a written instrument
	signed by at least two-thirds of the other Trustees,
	specifying the effective date of removal; (c) any
	Trustee who requests to be retired, or who has become
	physically or mentally incapacitated or is otherwise
	unable to serve, may be retired by a written instrument
	signed by a majority of the other Trustees, specifying
	the effective date of retirement; and (d) any Trustee
	may be removed at any meeting of the Shareholders by
	a vote of at least two-thirds of the Outstanding Shares.
	Section 4.	Vacancies; Appointment of Trustees.
	Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in
	their sole discretion to fill that vacancy, consistent
	with the limitations under the 1940 Act.  Such
	appointment shall be made by a written instrument
	signed by a majority of the Trustees or by a resolution
	of the Trustees, duly adopted and recorded in the
	records of the Trust, specifying the effective date
	of the appointment.  The Trustees may appoint a new
	Trustee as provided above in anticipation of a
	vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase
	in number of Trustees, provided that such appointment
	shall become effective only at or after the expected
	vacancy occurs.  As soon as any such Trustee has
	accepted his or her appointment in writing, the
	trust estate shall vest in the new Trustee, together
	with the continuing Trustees, without any further
	act or conveyance, and he or she shall be deemed
	a Trustee hereunder.
	Section 5.	Temporary Vacancy or Absence.
	Whenever a vacancy in the Board of Trustees shall occur,
	until such vacancy is filled, or while any
	Trustee is absent from his or her domicile
	(unless that Trustee has made arrangements
	to be informed about, and to participate in,
	the affairs of the Trust during such absence),
	or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence, or incapacity
	shall be conclusive.  Any Trustee may, by power of
	attorney, delegate his or her powers as Trustee for a
	period not exceeding six (6) months at any one time
	to any other Trustee or Trustees to the extent
	permitted by the 1940 Act.
	Section 6.	Chairman.
	The Trustees shall appoint one of their number
	to be Chairman of the Board of Trustees.  The Chairman
	shall preside at all meetings of the Trustees, shall
	be responsible for the execution of policies established
	by the Trustees and the administration of the Trust, and
	may be the chief executive, financial and/or accounting
	officer of the Trust.
	Section 7.	Action by the Trustees.
The Trustees shall act by majority vote at a meeting duly
	called (including a meeting by telephonic or other
	electronic means, unless the 1940 Act requires that
	a particular action be taken only at a meeting of
	Trustees in person) at which a quorum is present
	or by written consent of a majority of Trustees
	(or such greater number as may be required by
	applicable law) without a meeting.  A majority
	of the Trustees shall constitute a quorum at any
	meeting.  Meetings of the Trustees may be
	called orally or in writing by the Chairman of
	the Board of Trustees or by any two other
	Trustees.  Notice of the time, date and place of
	all Trustees meetings shall be given to each
	Trustee by telephone, facsimile or other
	electronic mechanism sent to his or her
	home or business address at least
	twenty-four hours in advance of the
	meeting or by written notice mailed
	to his or her home or business address
	at least seventy-two hours in advance
	of the meeting.  Notice need not be given
	to any Trustee who attends the meeting
	without objecting to the lack of notice
	or who signs a waiver of notice either
	before or after the meeting.  Subject to the
	requirements of the 1940 Act, the Trustees
	by majority vote may delegate to any Trustee
	or Trustees authority to approve particular
	matters or take particular actions on behalf
	of the Trust.  Any written consent or
	waiver may be provided and delivered to
	the Trust by facsimile or other similar
	electronic mechanism.
	Section 8.	Ownership of Trust Property.
	The Trust Property of the Trust and of each Series
	shall be held separate and apart from any assets
	now or hereafter held in any capacity other than
	as Trustee hereunder by the Trustees or any
	successor Trustees.  All of the Trust Property
	and legal title thereto shall at all times be
	considered as vested in the Trustees on behalf
	of the Trust,  except that the Trustees may cause
	legal title to any Trust Property to be held by
	or in the name of the Trust, or in the name of
	any person as nominee.  No Shareholder shall be
	deemed to have a severable ownership in any
	individual asset of the Trust or of any Series
	or any right of partition or possession thereof,
	but each Shareholder shall have, as provided in
	Article IV, a proportionate undivided beneficial
	interest in the Trust or Series represented by
	Shares.
	Section 9.	Effect of Trustees Not Serving.
	The death, resignation, retirement, removal, incapacity,
	or inability or refusal to serve of the Trustees,
	or any one of them, shall not operate to annul
	the Trust or to revoke any existing agency created
	pursuant to the terms of this Trust Instrument.
	Section 10.	Trustees, etc. as Shareholders.
	Subject to any restrictions in the By-laws, any
	Trustee, officer, agent or independent contractor
	of the Trust may acquire, own and dispose of Shares
	to the same extent as any other Shareholder; the
	Trustees may issue and sell Shares to and buy Shares
	from any such person or any firm or company in which
	such person is interested, subject only to any general
	limitations herein.
	ARTICLE III
	POWERS OF THE TRUSTEES
	Section 1.	Powers.
	The Trustees shall have exclusive and absolute control
	over the Trust Property and over the business of the
	Trust to the same extent as if they were the sole
	owners of the Trust Property and business in their
	own right, but with such powers of delegation as
	may be permitted in this Trust Instrument.  The
	Trustees in all instances shall act as principals,
	free of the control of the Shareholders.  The
	Trustees shall have full power and authority to
	take or refrain from taking any action and to
	execute any contracts and instruments that they
	may consider necessary or desirable in the
	management of the Trust.  The Trustees shall
	not in any way be bound or limited by current
	or future laws or customs applicable to trust
	investments, but shall have full power and
	authority to make any investments which they,
	in their sole discretion, deem proper to
	accomplish the purposes of the Trust.
	The Trustees may exercise all of their
	powers without recourse to any court or
	other authority.  Subject to any applicable
	limitation herein or in the By-laws, operating documents
	or resolutions of the Trust, the Trustees shall have
	power
	and authority, without limitation:
	(a)	To operate as and carry on the business of
	a Registered Investment Company and to exercise all the
	powers necessary and proper to conduct such a business
	(b)	To subscribe for, invest in, reinvest in, purchase,
	or otherwise acquire, hold, pledge, sell, assign,
	transfer, exchange, distribute, or otherwise deal in or
	dispose of any form of property, including cash (U.S. currency), foreign currencies and related instruments, and securities (including common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of
	indebtedness, negotiable or non-negotiable
	instruments, obligations, certificates of
	deposit or indebtedness, commercial paper,
	repurchase agreements, reverse repurchase
	agreements, convertible securities, forward
	contracts, options, and futures contracts)
	issued, guaranteed, or sponsored by any state,
	territory, or possession of the United States or
	the District of Columbia or their political
	subdivisions, agencies, or instrumentalities,
	or by the U.S. government, any foreign government,
	or any agency, instrumentality, or political
	subdivision thereof, or by any international
	instrumentality, or by any bank, savings
	institution, corporation, or other business
	entity organized under the laws of the United
	States (including a Registered Investment Company
	or any series thereof, subject to the provisions
	of the 1940 Act) or under foreign laws, without
	regard to whether any such securities mature
	before or after the possible termination of the
	Trust; to exercise any and all rights, powers,
	and privileges of ownership or interest in
	respect of any and all such investments of
	every kind and description; and to hold cash
	or other property uninvested, without in any
	event being bound or limited by any current or
	future law or custom concerning investments by
	trustees;
	(c)	To adopt By-laws not inconsistent with this
	Trust Instrument providing for the conduct of the business
	of the Trust and to amend and repeal them to the extent
	such right is not reserved to the Shareholders;
	(d)	To elect and remove such officers and appoint and
	terminate such agents as they deem appropriate;
	(e)	To employ as custodian of any assets of the
	Trust, subject to any provisions herein or in the
	by-laws, one or more banks, trust companies or companies
that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;
(f)	To retain one or more transfer agents and
Shareholder servicing agents, or both;
(g)	To provide for the distribution of Shares
either through a Principal Underwriter as provided herein
or by the Trust itself, or both, or pursuant to a distribution plan of any kind;
	(h)	To set record dates in the manner provided
for herein or in the By-laws;
	(i)	To delegate such authority as they consider
desirable to any officers of the Trust and to any agent,
independent contractor, manager, investment adviser, custodian or underwriter;
	(j)	To sell, exchange or otherwise dispose of
any or all of the assets of the Trust, subject to
Article X, Section 4;
	(k)	To vote or give assent, or exercise any
rights of ownership, with respect to other securities or
property; and to execute and deliver powers of attorney
delegating such power to other persons;
	(l)	To exercise powers and rights of
subscription or otherwise which in any manner arise out of
ownership of securities or other property;
	(m)	To hold any security or other property (i)
in a form not indicating any trust, whether in bearer,
book entry, unregistered or other negotiable form, or
(ii) either in the Trust's or Trustees' own name or
in the name of a custodian or a nominee or nominees,
subject to safeguards according to the usual
practice of business trusts or investment companies;
	(n)	To establish separate and distinct Series
with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares
representing beneficial interests in such Series, and
to establish separate Classes, all in accordance with
the provisions of Article IV;
	(o)	To incur and pay all expenses that in the
Trustees' opinion are necessary or incidental to carry
out any of the purposes of this Trust Instrument; to pay
reasonable compensation to themselves as Trustees from
the Trust Property or the assets belonging to any
appropriate Series or Class; to pay themselves such
compensation for special services, including legal and
brokerage services, and such reimbursement for expenses
reasonably incurred by themselves on behalf of the Trust
or any Series or Class, as they in good faith may deem
reasonable; and to fix the compensation of all officers
and employees of the Trust;
	(p)	To the full extent permitted by Section
3804 of the Delaware Act, to allocate assets, liabilities
and expenses of the Trust to a particular Series and
liabilities and expenses to a particular Class or to
apportion the same between or among two or more
Series or Classes, provided that any liabilities or
expenses incurred by a particular Series or Class
shall be payable solely out of the assets belonging
to that Series or Class as provided for in Article
IV, Section 4;
	(q)	To consent to or participate in any plan
for the reorganization, consolidation or merger of any
corporation or concern whose securities are held by the
Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the
Trust;
	(r)	To compromise, arbitrate, or otherwise
adjust claims in favor of or against the Trust or any
matter in controversy including, but not limited to,
claims for taxes;
	(s)	To make distributions of income and of
capital gains to Shareholders in the manner hereinafter
provided for;
	(t)	To borrow money or otherwise obtain
credit and to secure the same by mortgaging, pledging,
or otherwise subjecting as security any assets of the
Trust, including the lending of portfolio securities,
and to endorse, guarantee, or undertake the performance
of any obligation, contract, or engagement of any other
person, firm, association, or corporation;
	(u)	To establish, from time to time, a
minimum total investment for Shareholders, and to
require the redemption of the Shares of any Shareholders
whose investment is less than such minimum;
	(v)	To purchase, and pay for, out of Trust
Property or the assets belonging to any appropriate Series,
insurance policies insuring the Shareholders, Trustees,
officers, employees, agents, and/or independent
contractors of the Trust (including the investment
adviser of any Series) against all claims arising by
reason of holding any such position or by reason of
any action taken or omitted by any such person in such
capacity, whether or not the Trust would have the power
to indemnify such person against such claim
	(w)	To establish committees for such
purposes, with such membership, and with such
responsibilities as the Trustees may consider proper,
including a committee consisting of fewer than all of
the Trustees then in office, which may act for and bind
the Trustees and the Trust with respect to the institution,
prosecution, dismissal, settlement, review or investigation
of any legal action, suit or proceeding, pending or threatened;
	(x)	To interpret the investment policies,
practices, or limitations of any Series;
	(y)	To establish a registered office and
have a registered agent in the State of Delaware;
	(z)	To issue, sell, repurchase, redeem,
cancel, retire, acquire, hold, resell, reissue,
dispose of and otherwise deal in Shares; to
establish terms and conditions regarding the issuance,
sale, repurchase, redemption, cancellation, retirement,
acquisition, holding, resale, reissuance, disposition
of or dealing in Shares; and, subject to Articles IV
and V, to apply to any such repurchase, redemption,
 .retirement, cancellation or acquisition of Shares
any funds or property of the Trust or of the particular
Series with respect to which such Shares are issued; and
	(aa)	To carry on any other business in
connection with or incidental to any of the foregoing
powers, to do everything necessary or desirable to
accomplish any purpose or to further any of the
foregoing powers, and to take every other action
incidental to the foregoing business or purposes,
objects or powers.
	(bb)	To select such name for the Trust,
or any Series or Class, as the Trustees deem proper
in their discretion, without Shareholder approval,
in which event the Trust may hold its property and
conduct its activities under such other name
	The clauses above shall be construed as
objects and powers, and the enumeration of specific
powers shall not limit in any way the general powers
of the Trustees.  Any action by one or more of the
Trustees in their capacity as such hereunder shall be
deemed an action on behalf of the Trust or the applicable
Series, and not an action in an individual capacity.
No one dealing with the Trustees shall be under any
obligation to make any inquiry concerning the
authority of the Trustees, or to see to the
application of any payments made or property transferred
to the Trustees or upon their order.  In construing this
Trust Instrument, the presumption shall be in favor of a
grant of power to the Trustees.
	Section 2.	Certain Transactions.
Except as prohibited by applicable law, the Trustees may,
on behalf of the Trust, buy any securities from or sell
any securities to, or lend any assets of the Trust to,
any Trustee or officer of the Trust or any firm of which
any such Trustee or officer is a member acting as
principal, or have any such dealings with any investment
adviser, administrator, distributor or transfer agent
for the Trust or with any Interested Person of such person.
The Trust may employ any such person or entity in which
such person is an Interested Person, as broker, legal
counsel, registrar, investment adviser, administrator,
distributor, transfer agent, dividend disbursing agent,
custodian or in any other capacity upon customary terms.
ARTICLE IV
SERIES; CLASSES; SHARES
	Section 1.	Establishment of Series or Class.
The Trust shall consist of one or more Series.  The
Trustees hereby establish the Series listed in Schedule
A attached hereto and made a part hereof.  Each additional
Series shall be established by the adoption of a resolution
by the Trustees.  The Trustees may designate the relative
rights and preferences of the Shares of each Series.
The Trustees may divide the Shares of any Series into
Classes and hereby establish the Classes listed in
Schedule A.  In such case each Class of a Series shall
represent a proportional beneficial interest in the
assets of that Series and have identical voting,
dividend, liquidation and other rights and the same
terms and conditions, except that expenses allocated
to a Class may be borne solely by such Class as
determined by the Trustees and a Series or Class
may have exclusive voting rights with respect
to matters affecting only that Series or Class.
The Trust shall maintain separate and distinct
records for each Series and hold and account
for the assets thereof separately from the
other assets of the Trust or of any other Series.
 A Series may issue any number of Shares and
need not issue Shares.  Each Share of a Series
shall represent an equal beneficial interest
in the net assets of such Series.  Each holder
of Shares of a Series shall be entitled to
receive his or her pro rata share of all
distributions made with respect to such Series,
provided that, if Classes of a Series are
outstanding, each holder of Shares of a
Class shall be entitled to receive his or
her pro rata share of all distributions made
with respect to such Class of the Series.
Upon redemption of his or her Shares, such
Shareholder shall be paid solely out of the
assets and property of such Series.
	Section 2.	Shares.
The beneficial interest in the Trust shall be
divided into Shares of one or more separate and
distinct Series or Classes established by the Trustees.
The number of Shares of the Trust and of each Series a
nd Class is unlimited and each Share shall have a par value
of $0.001 per Share.  All Shares issued hereunder shall
be fully paid and nonassessable.  Shareholders shall have
no preemptive or other right to subscribe to any
additional Shares or other securities issued by the
Trust.  The Trustees shall have full power and authority,
in their sole discretion and without obtaining Shareholder
approval:  to issue original or additional Shares
and fractional Shares at such times and on such
terms and conditions as they deem appropriate; to
establish and to change in any manner Shares of
any Series or Classes with such preferences,
terms of conversion, voting powers, rights
and privileges as the Trustees may determine
(but the Trustees may not change Outstanding
Shares in a manner materially adverse to the
Shareholders of such Shares); to divide or
combine the Shares of any Series or Classes
into a greater or lesser number; to classify
or reclassify any unissued Shares of any
Series or Classes into one or more Series
or Classes of Shares; to abolish any one or
more Series or Classes of Shares; to issue
Shares to acquire other assets (including
assets subject to, and in connection with,
the assumption of liabilities) and businesses; and
to take such other action with respect to the Shares as
the Trustees may deem desirable.
	Section 3.	Investment in the Trust.
The Trustees shall accept investments in any Series
from such persons and on such terms as they may from
time to time authorize.  At the Trustees' discretion,
such investments, subject to applicable law, may be in
the form of cash or securities in which that Series is
authorized to invest, valued as provided in Article V,
Section 3.   Investments in a Series shall be credited
to each Shareholder's account in the form of full and
fractional Shares at the Net Asset Value per Share next
determined after the investment is received or accepted in
good form as may be determined by the Trustees; provided,
however, that the Trustees may, in their sole discretion,
(a) impose a sales charge upon investments in any Series
or Class, or (b) determine the Net Asset Value per Share
of the initial capital contribution.  The Trustees shall
have the right to refuse to accept investments in any
Series at any time without any cause or reason therefor
whatsoever.
	Section 4.	Assets and Liabilities of Series.
All consideration received by the Trust for the issue or
sale of Shares of a particular Series, together with all
assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held
and
accounted for separately from the other assets of the Trust
and every
other Series and are referred to as "assets belonging to" that
Series.
The assets belonging to a Series shall belong only to that
Series for all purposes, and to no other Series, subject
only to the rights of creditors of that Series.  Any assets, income, earnings, profits, and proceeds thereof, funds, or
payments which are not readily identifiable as belonging
to any particular Series shall be allocated by the Trustees
between and among one or more Series as the Trustees deem
fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series.
 The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series.  The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated
solely to a particular Class shall be borne by that Class.
Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and
charged by the Trustees between or among any one or more of
the Series or Classes in such manner as the Trustees deem
fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes
for all purposes.
	Without limiting the foregoing, but subject to
the right of the Trustees to allocate general liabilities,
expenses, costs, charges or reserves as herein provided,
the debts, liabilities, obligations and expenses incurred,
contracted for or otherwise existing with respect to a
particular Series shall be enforceable against the
assets of such Series only, and not against the assets
of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the
Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the
State of Delaware pursuant to the Delaware Act, and upon
giving of such notice in the certificate of trust, the
statutory provisions of Section 3804 of the Delaware Act
relating to limitations on liabilities among Series
(and the statutory effect under Section 3804 of setting
forth such notice in the certificate of trust) shall become
applicable to the Trust and each Series.  Any person extending credit to, contracting with or having any claim against any
Series may look only to the assets of that Series to .
satisfy or enforce any debt, with respect to that Series.
No Shareholder or former Shareholder of any Series shall
have a claim on or any right to any assets allocated or
belonging to any other Series.
	Section 5.	Ownership and Transfer of Shares.
The Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such
Shareholders
, and a record of all Share transfers.  The register shall be conclusive
as to the identity of Shareholders of record and the number of
Shares
held by them from time to time.  The Trustees shall not be required to, but may authorize the issuance of certificates representing
Shares and adopt rules governing their use.  The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates.
	Section 6.	Status of Shares; Limitation of
Shareholder Liability.
Shares shall be deemed to be personal property giving
Shareholders only the rights provided in this Trust Instrument.
Every Shareholder, by virtue of having acquired a Share,
shall be held expressly to have assented to and agreed
to be bound by the terms of this Trust Instrument and
to have become a party hereto.  No Shareholder shall
be personally liable for the debts, liabilities,
obligations and expenses incurred by, contracted
for, or otherwise existing with respect to, the
Trust or any Series.  Neither the Trust nor the
Trustees shall have any power to bind any
Shareholder personally or to demand payment
from any Shareholder for anything, other than
as agreed by the Shareholder.  Shareholders
shall have the same limitation of personal
liability as is extended to shareholders
of a private corporation for profit
incorporated in the State of Delaware.
Every written obligation of the Trust or
any Series may contain a statement to the
effect that such obligation may only be
enforced against the assets of the Trust
or such Series; however, the omission of
such statement shall not operate to bind
or create personal liability for any Shareholder or Trustee.
ARTICLE V
DISTRIBUTIONS AND REDEMPTIONS
	Section 1.	Distributions.
The Trustees may declare and pay dividends and other
distributions, including dividends on Shares of a
particular Series and other distributions from
the assets belonging to that Series.  The amount
and payment of dividends or distributions and
their form, whether they are in cash, Shares
or other Trust Property, shall be determined
by the Trustees. Dividends and other distributions
may be paid pursuant to a standing resolution
adopted once or more often as the Trustees determine.
All dividends and other distributions on Shares of
a particular Series shall be distributed pro rata
to the Shareholders of that Series in proportion
to the number of Shares of that Series they held
on the record date established for such payment,
except that such dividends and distributions
shall appropriately reflect expenses allocated to a
particular Class of such Series.  The Trustees may
adopt and offer to Shareholders such dividend reinvestment
plans, cash dividend payout plans or similar plans
as the Trustees deem appropriate.
	Section 2.	Redemptions.
Each Shareholder of a Series shall have the right
at such times as may be permitted by the Trustees
to require the Series to redeem all or any part of
his or her Shares at a redemption price per Share equal to
the Net Asset Value per Share at such time as the Trustees
shall have prescribed by resolution less such charges as
are determined by the Trustees and described in the
Trust's Registration Statement for that Series under
the Securities Act of 1933 or any prospectus or statement
of additional information contained therein, as supplemented.
In the absence of such resolution, the redemption price per
Share shall be the Net Asset Value next determined after
receipt by the Series of a request for redemption in proper
form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that
Series under the Securities Act of 1933 or any prospectus
or statement of additional information contained therein,
as supplemented.
	The Trustees may specify conditions, prices, and
places of redemption, and may specify binding requirements
for the proper form or forms of requests for redemption.
Payment of the redemption price may be wholly or partly
in securities or other assets at the value of such
securities or assets used in such determination of
Net Asset Value, or may be in cash.  Upon redemption,
Shares may be reissued from time to time.  The Trustees
may require Shareholders to redeem Shares for any
reason under terms set by the Trustees, including
the failure of a Shareholder to supply a personal
identification number if required to do so, or to
have the minimum investment required, or to pay
when due for the purchase of Shares issued to
him or her.  To the extent permitted by law, the
Trustees may retain the proceeds of any redemption
of Shares required by them for payment of amounts
due and owing by a Shareholder to the Trust
or any Series or Class.  Notwithstanding the
foregoing, the Trustees may postpone payment
of the redemption price and may suspend
the right of the Shareholders to require
any Series or Class to redeem Shares during
any period of time when and to the extent
permissible under the 1940 Act.
	Section 3.	Determination of Net
Asset Value.
The Trustees shall cause the Net Asset Value of
Shares of each Series or Class to be determined
from time to time in a manner consistent with
applicable laws and regulations.  The Trustees
 may delegate the power and duty to determine
Net Asset Value per Share to one or more Trustees
or officers of the Trust or to an investment
manager, administrator or investment adviser,
custodian, depository or other agent appointed
for such purpose.  The Net Asset Value of Shares
shall be determined separately for each Series or
Class at such times as may be prescribed by the
Trustees or, in the absence of action by the
Trustees, as of the close of regular trading
on the New York Stock Exchange on each day for
all or part of which such Exchange is open for
unrestricted trading.
	Section 4.	Suspension of Right of
Redemption.
If, as referred to in Section 2 of this Article,
the Trustees postpone payment of the redemption
price and suspend the right of Shareholders to
redeem their Shares, such suspension shall take
effect at the time the Trustees shall specify,
but not later than the close of business on
the business day next following the declaration
of suspension.  Thereafter Shareholders shall
have no right of redemption or payment until
the Trustees declare the end of the suspension.
If the right of redemption is suspended, a Shareholder
may either withdraw his request for redemption
or receive payment based on the Net Asset
Value per Share next determined after the
suspension terminates.
	Section 5.	Redemptions Necessary
for Qualification as Regulated Investment Company.
If the Trustees shall determine that direct or
indirect ownership of Shares of any Series has
or may become concentrated in any person to
an extent which would disqualify any Series
as a regulated investment company under the
Internal Revenue Code, then the Trustees
shall have the power (but not the obligation)
by lot or other means they deem equitable to
(a) call for redemption by any such person of
a number, or principal amount, of Shares
sufficient to maintain or bring the direct
or indirect ownership of Shares into conformity
with the requirements for such qualification and (b)
refuse to transfer or issue Shares to any person
whose acquisition of Shares in question would, in
the Trustees' judgment, result in such disqualification.
Any such redemption shall be effected at the redemption
price and in the manner provided in this Article.
Shareholders shall upon demand disclose to the
Trustees in writing such information concerning
direct and indirect ownership of Shares as the
Trustees deem necessary to comply with the
requirements of any taxing authority.
ARTICLE VI
SHAREHOLDERS' VOTING POWERS AND MEETINGS
	Section 1.	Voting Power.
The Shareholders shall have power to vote only with
respect to (a) the election of Trustees as provided
in Section 2 of this Article; (b) the removal of
Trustees as provided in Article II, Section 3(d);
(c) any investment advisory or management contract
as provided in Article VII, Section 1; (d) any
termination of the Trust as provided in Article X,
Section 4; (e) the amendment of this Trust
Instrument to the extent and as provided in
Article X, Section 8; and (f) such additional
matters relating to the Trust as may be required
or authorized by law, this Trust Instrument, or
the By-laws or any registration of the Trust with
the Commission or any State, or as the Trustees
may consider desirable.
	On any matter submitted to a vote of the
Shareholders, all Shares shall be voted by individual
Series, except (a) when required by the 1940 Act,
Shares shall be voted in the aggregate and not by
individual Series, and (b) when the Trustees have
 determined that the matter affects only the
interests of one or more Classes, then the
Shareholders of only such Class or Classes
shall be entitled to vote thereon.  Each
whole Share shall be entitled to one vote as to
any matter on which it is entitled to vote, and
each fractional Share shall be entitled to a
proportionate fractional vote.  There shall
be no cumulative voting in the election of
Trustees.  Shares may be voted in person or by
proxy or in any manner provided for in the
By-laws.  The By-laws may provide that proxies
may be given by any electronic or
telecommunications device or in any other
manner, but if a proposal by anyone other
than the officers or Trustees is submitted
to a vote of the Shareholders of any Series
or Class, or if there is a proxy contest
or proxy solicitation or proposal in
opposition to any proposal by the officers
or Trustees, Shares may be voted only in
person or by written proxy.  Until Shares
of a Series or Class thereof are issued,
as to that Series or Class, the Trustees
may exercise all rights of Shareholders
and may take any action required or permitted
to be taken by Shareholders by law, this Trust
Instrument or the By-laws.
	Section 2.	Meetings of Shareholders.
The first Shareholders' meeting of the Trust
(but not the first shareholders' meeting of a
Series that is not also the first shareholders'
meeting of the Trust) shall be held to elect
Trustees at such time and place as the Trustees
designate.  Annual meetings shall not be required.
Special meetings of the Shareholders of any Series
or Class may be called by the Trustees and shall
be called by the Trustees upon the written request
of Shareholders owning at least ten percent of the
Outstanding Shares of such Series or Class, or at
least ten percent of the Outstanding Shares of the
Trust entitled to vote.  Special meetings of
Shareholders
shall be held, notice of such meetings shall be
delivered and waiver of notice shall occur according
to the provisions of the Trust's By-laws.  Any
action that may be taken at a meeting of
Shareholders may be taken without a meeting
according to the procedures set forth in the By-laws.
	Section 3.	Quorum; Required Vote.
One-third of the Outstanding Shares of each
Series or Class, or one-third of the Outstanding
Shares of the Trust, entitled to vote in person
or by proxy shall be a quorum for the transaction
of business at a Shareholders' meeting with
respect to such Series or Class, or with respect
to the entire Trust, respectively.  Any lesser
number shall be sufficient for adjournments.
Any adjourned session of a Shareholders' meeting
may be held within a reasonable time without
further notice.  Except when a Majority Shareholder
Vote or other larger vote is required by law, this
Trust Instrument or the By-laws, a majority of
the Outstanding Shares voted, in person or
by proxy, shall decide any matters to be
voted upon with respect to the entire Trust
and a plurality of such Outstanding Shares
voted shall elect a Trustee; provided, that if
this Trust Instrument or applicable law permits
or requires that Shares be voted on any matter
by an individual Series or Class, then a majority
 .of the Outstanding Shares voted, in person or
by proxy, of that Series or Class (or, if
required by law, regulation, Commission order,
or no-action letter, a Majority Shareholder
Vote or other larger vote of that Series or
Class) voted, in person or by proxy, on the
matter shall decide that matter insofar as
that Series or Class is concerned.
Shareholders may act as to the Trust or
any Series or Class by the written consent
of a majority (or such greater amount as may
be required by applicable law) of the
Outstanding Shares of the Trust or of
such Series or Class, as the case may be.
ARTICLE VII
CONTRACTS WITH SERVICE PROVIDERS
	Section 1.	Investment Adviser.
The Trustees may enter into one or more investment
advisory
contracts on behalf of the Trust or any Series,
providing for
investment advisory services, statistical and research
facilities
and services, and other facilities and services to be
furnished to the Trust or Series on terms and conditions
acceptable to the Trustees.  Any such contract may provide
for the investment adviser to effect purchases, sales or
exchanges of portfolio securities or other Trust Property
on behalf of the Trustees or may authorize any officer or
agent of the Trust to effect such purchases, sales or
exchanges pursuant to recommendations of the investment
adviser.  The Trustees may authorize the investment
adviser to employ one or more sub-advisers or servicing
agents.
	Section 2.	Principal Underwriter.
The Trustees may enter into contracts on behalf of the
Trust or any Series or Class, providing for the
distribution and sale of Shares by the other party,
either directly or as sales agent, on terms and
conditions acceptable to the Trustees.
The Trustees may adopt a plan or plans of distribution
with respect to Shares of any Series or Class and
enter into any related agreements, whereby the Series
or Class finances directly or indirectly any activity
that is primarily intended to result in sales of its
Shares,  subject to the requirements of Section 12 of
the 1940 Act, Rule 12b-1 thereunder, and other
applicable rules and regulations.
	Section 3.	Transfer Agency,
Shareholder Services, and Administration Agreements.
The Trustees, on behalf of the Trust or any Series
or Class, may enter into transfer agency
agreements, Shareholder service agreements,
and administration and management agreements
with any party or parties on terms and
conditions acceptable to the Trustees.
	Section 4.	Custodian.
The Trustees shall at all times place and
maintain the securities and similar
investments of the Trust and of each
Series with a custodian meeting the
requirements of Section 17(f) of the
1940 Act and the rules thereunder or
as otherwise permitted by the Commission
or its staff.  The Trustees, on behalf
of the Trust or any Series, may enter
into an agreement with a custodian on
terms and conditions acceptable to the
Trustees, providing for the custodian,
among other things, (a) to hold the
securities owned by the Trust or any
Series and deliver the same upon
written order or oral order confirmed
in writing, (b) to receive and receipt
for any moneys due to the Trust or any
Series and deposit the same in its own
banking department or elsewhere, (c)
to disburse such funds upon orders or
vouchers, and (d) to employ one or
more sub-custodians.
	Section 5.	Parties to Contracts
with Service Providers.
The Trustees may enter into any contract
referred to in this Article with any entity,
although one or more of the Trustees or
officers of the Trust may be an officer,
director, trustee, partner, shareholder,
or member of such entity, and no such
contract shall be invalidated or rendered
void or voidable because of such
relationship.  No person having such a
relationship shall be disqualified from
voting on or executing a contract in his
or her capacity as Trustee and/or Shareholder,
or be liable merely by reason of such
relationship for any loss or expense
to the Trust with respect to such a
contract or accountable for any profit
realized directly or indirectly therefrom;
provided, that the contract was reasonable
and fair and not inconsistent with this
Trust Instrument or the By-laws.
	Section 6.	Requirements of the 1940 Act.
Any contract referred to in Sections 1 and 2
of this
Article shall be consistent with and subject
to the applicable requirements of Section 15
of the 1940 Act and the rules and orders
thereunder with respect to its continuance
in effect, its termination, and the method
of authorization and approval of such
contract or renewal.  No amendment to a
contract referred to in Section 1 of this
Article shall be effective unless assented
to in a manner consistent with the
requirements of Section 15 of the
1940 Act, and the rules and orders
thereunder, if applicable.
ARTICLE VIII
EXPENSES OF THE TRUST AND SERIES
	Subject to Article IV, Section 4,
the Trust or a particular Series shall pay,
or shall reimburse the Trustees from the
Trust estate or the assets belonging to the
particular Series, for their expenses and
disbursements, including, but not limited to,
interest charges, taxes, brokerage fees and
commissions; expenses of issue, repurchase
and redemption of Shares; insurance premiums;
applicable fees, interest charges and expenses of
third parties, including the Trust's investment
advisers, managers, administrators, distributors,
custodians,
transfer agents and fund accountants; fees of
pricing, interest, dividend, credit and other
reporting services; costs of membership in trade
associations; telecommunications expenses; funds
transmission expenses; auditing, legal and
compliance expenses; costs of forming the Trust
and its Series and maintaining its existence;
costs of preparing and printing the prospectuses .
of the Trust and each Series, statements of
additional
information and reports for Shareholders and
delivering
them to Shareholders; expenses of meetings of
Shareholders
and proxy solicitations therefor (unless otherwise
agreed to by another party); costs of maintaining
books and accounts; costs of reproduction, stationery
and supplies; fees and expenses of the Trustees;
compensation of the Trust's officers and employees
and costs of other personnel performing services
for the Trust or any Series; costs of Trustee
meetings; Commission registration fees and related
expenses; state or foreign securities laws
registration fees and related expenses; and for
such non-recurring items as may arise, including
litigation to which the Trust or a Series
(or a Trustee or officer of the Trust acting
as such) is a party, and for all losses and
liabilities by them incurred in administering
the Trust.  The Trustees shall have a lien on
the assets belonging to the appropriate Series,
or in the case of an expense allocable to more
than one Series, on the assets of each such
Series, prior to any rights or interests of
the Shareholders thereto, for the
reimbursement to them of such expenses,
disbursements, losses and liabilities.
ARTICLE IX
LIMITATION OF LIABILITY AND INDEMNIFICATION
	Section 1.	Limitation of Liability.
All persons contracting with or having any claim against
the Trust or a particular Series shall look only to the
assets of the Trust or such Series for payment under
such contract or claim; and neither the Trustees nor
any of the Trust's officers, employees or agents,
whether past, present or future, shall be personally
liable therefor.  Any written instrument or obligation
on behalf of the Trust or any Series may contain a
statement
to the foregoing effect, but the absence of such
statement
shall not operate to make any Trustee or officer of the
Trust liable thereunder.  Provided they have exercised
reasonable care and have acted under the reasonable
belief that their actions are in the best interest
of the Trust, the Trustees and officers of the Trust
shall not be responsible or liable for any act or
omission or for neglect or wrongdoing of them or
any officer, agent, employee, investment adviser
or independent contractor of the Trust, but
nothing contained in this Trust Instrument or
in the Delaware Act shall protect any Trustee
or officer of the Trust against liability to
the Trust or to Shareholders to which he or
she would otherwise be subject by reason of
willful misfeasance, bad faith, gross
negligence or reckless disregard of the
duties involved in the conduct of his
or her office.
	Section 2.	Indemnification.
(a) Subject to the exceptions and limitations contained
in subsections (b) and (c) below:
		(i)	every person who is, or has been,
a Trustee or an officer, employee, investment manager and
administrator, director, officer or employee of an
investment manager and administrator, investment adviser
or agent of the Trust ("Covered Person") shall be
indemnified by the Trust or the appropriate Series
to the fullest extent permitted by law against
liability and against all expenses reasonably
incurred or paid by him or her in connection
with any claim, action, suit or proceeding
in which he or she becomes involved as a party
or otherwise by virtue of his or her being or
having been a Covered Person and against amounts
paid or incurred by him or her in the settlement
thereof; and
		(ii)	as used herein, the words
"claim," "action," "suit," or "proceeding"
shall apply to all claims, actions, suits or
proceedings (civil, criminal or other,
including appeals), actual or threatened,
and the words "liability" and "expenses"
shall include, without limitation, attorneys'
fees, costs, judgments, amounts paid in settlement,
fines, penalties and other liabilities.
	(b)	No indemnification shall be provided
hereunder to a Covered Person who is, or has been: an
investment manager and administrator; director, officer
or employee of an investment manager and administrator;
an investment adviser or an agent of the Trust and:
		 (i)	who shall have been adjudicated
by a court or body before which the proceeding was brought
(A) to be liable to the Trust or its Shareholders by reason
of willful misfeasance, bad faith, negligence or reckless
disregard of the duties involved in the conduct of his or
her office, or (B) not to have acted in good faith in the
reasonable belief that his or her action was in the best
interest of the Trust; or
		(ii)	in the event of a settlement,
unless there has been a determination that such Covered
Person did not engage in willful misfeasance, bad faith,
negligence or reckless disregard of the duties involved in
the conduct of his or her office; (A) by the court or
other body approving the settlement; (B) by the vote
of at least a majority of those Trustees who are
neither Interested Persons of the Trust nor are parties
to the proceeding based upon a review of readily available
facts (as opposed to a full trial-type inquiry); or
(C) by written opinion of independent legal counsel
based upon a review of readily available facts
(as opposed to a full trial-type inquiry).
	(c)	No indemnification shall be provided
hereunder to a Covered Person who is, or has been,
a Trustee or an officer or employee of the Trust, and
		(i)	who shall have been adjudicated
by a court or body before which the proceeding was brought
(A) to be liable to the Trust or its Shareholders
by reason of willful misfeasance, bad faith, gross
negligence or reckless disregard of the duties
involved in the conduct of his or her office, or
(B) not to have acted in good faith in the
reasonable belief that his or her action
was in the best interest of the Trust; or
		(ii)	in the event of a
settlement, unless there has been a
determination that such Covered Person
did not engage in willful misfeasance,
bad faith, gross negligence or reckless
disregard of the duties involved in the conduct
of his or her office; (A) by the court or other
body approving the settlement; (B) by the vote
of at least a majority of those Trustees who
are neither Interested Persons of the Trust
nor are parties to the proceeding based
upon a review of readily available facts
(as opposed to a full trial-type inquiry);
or (C) by written opinion of independent
legal counsel based upon a review of
readily available facts (as opposed
to a full trial-type inquiry).
	(d)	The rights of indemnification
herein provided may be insured against by policies
maintained by the Trust, shall be severable, shall
not be exclusive of or affect any other rights
to which any Covered Person may now or hereafter
be entitled, and shall inure to the benefit of
the heirs, executors and administrators of a
Covered Person.
	(e)	To the maximum extent permitted
by applicable law, expenses in connection
with the preparation and presentation of a
defense to any claim, action, suit or
proceeding of the character described in
subsection (a) of this Section may
be paid by the Trust or applicable
Series from time to time prior to
final disposition thereof upon
receipt of an undertaking by or
on behalf of such Covered Person
that such amount will be paid over
by him or her to the Trust or
applicable Series if it is ultimately
determined that he or she is not
entitled to indemnification under
this Section; provided, however,
that either (i) such Covered Person
shall have provided appropriate
security for such undertaking, (ii)
the Trust is insured against losses
arising out of any such advance
payments or (iii) either a majority
of the Trustees who are neither Interested
Persons of the Trust nor parties to the
proceeding, or independent legal counsel
in a written opinion, shall have determined, based
upon a review of readily available facts (as
opposed to a full trial-type inquiry) that there
is reason to believe that such Covered Person will
not be disqualified from indemnification under this
Section.
	(f)	Any repeal or modification of this
Article IX by the Shareholders of the Trust, or
adoption or modification of any other provision of
the Trust Instrument or By-laws inconsistent with
this Article, shall be prospective only, to the
extent that such repeal or modification would, if
applied retrospectively, adversely affect any
limitation on the liability of any Covered Person or
indemnification available to any Covered Person with
respect to any act or omission which occurred prior
to such repeal, modification or adoption.
	Section 3.	Indemnification of
Shareholder.
If any Shareholder or former Shareholder of any
Series shall be held personally liable solely
by reason of his or her being or having been a
Shareholder and not because of his or her acts or
omissions or for some other reason, the Shareholder
or former Shareholder (or his or her heirs, executors,
administrators or other legal representatives or in
the case of any entity, its general successor) shall be
entitled out of the assets belonging to the applicable
Series to be held harmless from and indemnified against all
loss and expense arising from such liability.  The Trust,
on behalf of the affected Series, shall, upon request by
such
Shareholder, assume the defense of any claim made against
such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.
ARTICLE X
MISCELLANEOUS
	Section 1.	Trust Not a Partnership.
This Trust Instrument creates a trust and not a
partnership.  No Trustee shall have any power to
bind personally either the Trust's officers or
any Shareholder.
	Section 2.	Trustee Action; Expert Advice;
No Bond or Surety.
The exercise by the Trustees of their powers and
discretion hereunder in good faith and with
reasonable care under the circumstances then prevailing
shall be binding upon everyone interested.  Subject to
the provisions of Article IX, the Trustees shall not be
liable for errors of judgment or mistakes of fact or
law.  The Trustees may take advice of counsel or other
experts with respect to the meaning and operation of
this Trust Instrument, and subject to the provisions of
Article IX, shall not be liable for any act or omission
in accordance with such advice or for failing to follow
such advice.  The Trustees shall not be required to
give any bond as such, nor any surety if a bond is
obtained.
	Section 3.	Record Dates.
The Trustees may fix in advance a date up to ninety (90)
 days before the date of any Shareholders' meeting, or
the date for the payment of any dividends or other
distributions, or the date for the allotment of
rights, or the date when any change or conversion or
exchange of Shares shall go into effect as a record
date for the determination of the Shareholders
entitled to notice of, and to vote at, any such
meeting, or entitled to receive payment of such
dividend or other distribution, or to receive
any such allotment of rights, or to exercise
such rights in respect of any such change,
conversion or exchange of Shares.  Record
dates for adjourned meetings of Shareholders
shall be set according to the Trust's By-laws.
	Section 4.	Termination of the Trust.
(a) This Trust shall have perpetual existence.
Subject to a Majority Shareholder Vote of the
Trust or of each Series to be affected, the
Trustees may
		(i)	sell and convey all or
substantially all of the assets of the Trust
or any affected Series to another Series or
to another entity which is a a Registered
Investment Company, or a series thereof,
for adequate consideration, which may include
the assumption of all outstanding obligations,
taxes and other liabilities, accrued or
contingent, of the Trust or any affected Series,
and which may include shares of or interests
in such Series, entity, or series thereof; or
		(ii)	at any time sell and
convert into money all or substantially all
of the assets of the Trust or any affected Series.
Upon making reasonable provision for the
payment of all known liabilities of the
Trust or any affected Series in either (i)
or (ii), by such assumption or otherwise,
the Trustees shall distribute the remaining
proceeds or assets (as the case may be)
ratably among the Shareholders of the Trust
or any affected Series then outstanding; however,
the payment to any particular Class of such
Series may be reduced by any fees, expenses or
charges allocated to that Class.  Nothing in
this Trust Instrument shall preclude the
Trustees from distributing such remaining
proceeds or assets so that holders of the
Shares of a particular Class of the Trust
or any affected Series receive as their
ratable distribution shares solely of an
analogous class, as determined by the
Trustees, of a Registered Investment
Company or series thereof.
	(b)	The Trustees may take
any of the actions specified in subsection (a)
(i) and (ii) above without obtaining a
Majority Shareholder Vote of the Trust or
any Series if a majority of the Trustees
determines that the continuation of the
Trust or Series is not in the best interests of the
Trust, such Series, or their respective
Shareholders as a result of factors or events
adversely affecting the ability of the
Trust or such Series to conduct its business
and operations in an economically viable manner.
 Such factors and events may include the inability of
the Trust or a Series to maintain its assets at an
appropriate size, changes in laws or regulations
governing the Trust or the Series or affecting assets
of the type in which the Trust or Series invests, or
economic developments or trends having a significant
adverse impact on the business or operations of the
Trust or such Series.
	(c)	Upon completion of the distribution
of the remaining proceeds or assets pursuant to
subsection (a), the Trust or affected Series
shall terminate and the Trustees and the Trust
shall be discharged of any and all further
liabilities and duties hereunder with respect
thereto and the right, title and interest of
all parties therein shall be canceled and
discharged.  Upon termination of the Trust,
following completion of winding up of its business,
the Trustees shall cause a certificate of
cancellation of the Trust's certificate of
trust to be filed in accordance with the Delaware
Act, which certificate of cancellation may be
signed by any one Trustee.
	Section 5.	Reorganization.
Notwithstanding anything else herein, to
change the Trust's form of organization the
Trustees may, without Shareholder approval,
(a) cause the Trust to merge or consolidate
with or into one or more entities, if the
surviving or resulting entity is the Trust
or another open-end management investment
company under the 1940 Act, or a series
thereof, that will succeed to or assume the
Trust's registration under the 1940 Act, or
(b) cause the Trust to incorporate to the
extent permitted by law.  Any agreement of
merger or consolidation or certificate of
merger may be signed by a majority of
Trustees and facsimile signatures conveyed
by electronic or telecommunication means
shall be valid.
	Pursuant to and in accordance with the
provisions of Section 3815(f) of the Delaware
Act, an agreement of merger or consolidation
approved by the Trustees in accordance with this
Section 5 may effect any amendment to the Trust
Instrument or effect the adoption of a new trust
instrument of the Trust if it is the surviving or
resulting trust in the merger or consolidation.
	Section 6.  Trust Instrument.
The original or a copy of this Trust
and of each amendment hereto or Trust Instrument
supplemental shall be kept at the office of
the Trust where it may be inspected by any Shareholder.
Anyone dealing with the Trust may rely on a certificate
by a Trustee or an officer of the Trust as to
the authenticity of the Trust Instrument or any
such amendments or supplements and as to any
matters in connection with the Trust.  The
masculine gender herein shall include the
feminine and neuter genders.  Headings
herein are for convenience only and shall
not affect the construction of this Trust
Instrument. This Trust Instrument may be
executed in any number of counterparts,
each of which shall be deemed an original.
	Section 7.	Applicable Law.
This Trust Instrument and the Trust created
hereunder are governed by and shall be
construed and administered according to
the Delaware Act and the applicable laws
of the State of Delaware; provided, however,
that there shall not be applicable to the
Trust, the Trustees or this Trust Instrument
(a) the provisions of Section 3540 of Title
12 of the Delaware Code, or (b) any provisions
of the laws (statutory or common) of the State
of Delaware (other than the Delaware Act)
pertaining to trusts which relate to or regulate
(i) the filing with any court or governmental
body or agency of trustee accounts or
schedules of trustee fees and charges,  (ii)
affirmative requirements to post bonds
for trustees, officers, agents or employees
of a trust,  (iii) the necessity for
obtaining court or other governmental approval
concerning the acquisition, holding or
disposition of real or personal property,
(iv) fees or other sums payable to trustees,
officers, agents or employees of a trust,
(v) the allocation of receipts and
expenditures to income or principal,  (vi)
restrictions or limitations on the
 permissible nature, amount or
concentration of trust investments or
requirements relating to the titling,
storage or other manner of holding of
trust assets, or (vii) the establishment of
fiduciary or other standards of responsibilities
or limitations on the acts or powers of trustees,
which are inconsistent with the limitations or
liabilities or authorities and powers of the
Trustees set forth or referenced in this Trust
Instrument.  The Trust shall be of the type
commonly called a Delaware business trust, and,
without limiting the provisions hereof, the Trust may
exercise all powers which are ordinarily exercised by
such a trust under Delaware law.  The Trust specifically
reserves the right to exercise any of the powers or
privileges afforded to trusts or actions that may be
engaged in by trusts under the Delaware Act, and the
absence of a specific reference herein to any such
power, privilege or action shall not imply that the
Trust may not exercise such power or privilege or
take such actions.
	Section 8.	Amendments.
The Trustees may, without any Shareholder vote,
amend or otherwise supplement this Trust Instrument
by making an amendment, a Trust Instrument supplemental
hereto or an amended and restated trust instrument;
provided, that Shareholders shall have the right to
vote on any amendment (a) which would affect the
voting rights of Shareholders granted in Article
VI, Section 1, (b) to this Section 8, (c) required
to be approved by Shareholders by law or by the
Trust's registration statement(s) filed with the
Commission, or (d) submitted to them by the
Trustees in their discretion.  Any amendment
submitted to Shareholders which the Trustees
determine would affect the Shareholders of any
Series shall be authorized by vote of the
Shareholders of such Series and no vote
shall be required of Shareholders of a Series
not affected.  Notwithstanding anything
else herein, any amendment to Article IX which
would have the effect of reducing the
indemnification and other rights provided
thereby to Trustees, officers, employees, and
agents of the Trust or to Shareholders
or former Shareholders, and any repeal or
amendment of this sentence shall each
require the affirmative vote of the holders
of two-thirds of the Outstanding Shares
of the Trust entitled to vote thereon.
	Section 9.	Fiscal Year.
The fiscal year of the Trust shall end on a
specified date as set forth in the By-laws.
The Trustees may change the fiscal year of
the Trust or any Series without Shareholder approval.
	Section 10.	Severability.
The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach to such provision only in such jurisdiction and shall not affect such provision in any other jurisdiction or any other provision of this Trust Instrument.

Schedule A
Series of the Trust
PaineWebber S&P 500 Index Fund
Classes of Shares of Each Series
An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class C shares and Class Y shares of the above Series. Each of the Class A shares, Class C shares and Class Y shares of the Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument.


		IN WITNESS WHEREOF, the undersigned,
being all the Trustees of the Trust, have executed this Amended and Restated Trust Instrument as of the date and year first above written.

Margo N. Alexander
Margo N. Alexander


Meyer Feldberg
Meyer Feldberg

E. Garrett Bewkes, Jr.
E.  Garrett Bewkes, Jr.


George W. Gowen
George W. Gowen

Richard Q. Armstrong
Richard Q. Armstrong


Frederic V. Malek
Frederic V. Malek

Richard R. Burt
Richard R. Burt


Carl W. Schafer
Carl W. Schafer

Mary C. Farrell
Mary C. Farrell


Brian M. Storms
Brian M. Storms











DC-325509.01

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